     As filed with the Securities and Exchange Commission on April 15, 2002
                                                           Reg. No. 333- _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MOORE CORPORATION LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Ontario, Canada                                 98-0154502
   (State or other jurisdiction                        (IRS Employer
of incorporation or organization)                  Identification Number)

                        One Canterbury Green
                            Stamford, CT                  06901
               (Address of Principal Executive Offices) (Zip Code)

                            MOORE CORPORATION LIMITED
                          2001 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                              JENNIFER O. ESTABROOK
         Senior Vice President, General Counsel and Assistant Secretary
                            MOORE CORPORATION LIMITED
                              One Canterbury Green
                               Stamford, CT 06901
                     (Name and address of agent for service)

                                 (203) 406-3700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================== ================== =========================== ======================= ====================
                                                                        Proposed
                                            Proposed                    Maximum
Title of Securities      Amount to be       Maximum Offering            Aggregate Offering      Amount of
To Be Registered         Registered         Price Per Share(1)          Price(1)                Registration Fee
------------------------ ------------------ --------------------------- ----------------------- --------------------
Common Shares            2,500,000          $13.08                      $32,700,000             $3,008.40
------------------------ ------------------ --------------------------- ----------------------- --------------------

--------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 based on the average of the high and low prices of Moore Corporation Limited common shares on April 8, 2002, as reported by the New York Stock Exchange-Composite Transactions Reporting System.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The latest Annual Report of Moore Corporation Limited (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2001, file number 1-8014.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the foregoing Annual Report.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 136 of the Ontario Business Corporations Act (the "Ontario Law") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     Section 28 of Moore's By-laws provides as follows:

     Section 28 Indemnity of directors, officers, etc. (a) Subject to the provisions of paragraph (b), the Corporation shall indemnify each director or officer of the Corporation, each former director or officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if, (i) he acted honestly and in good faith with a view to the best interests of the Corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         (b) The Corporation may only indemnify a person referred to in paragraph (a) in respect of an action by or on behalf of the Corporation or a body corporate referred to therein to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (i) and (ii) of paragraph (a) and if such indemnity is made with the approval of a court.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit Index

Exhibit No.       Description
-----------       -----------
3.1               Articles of Amalgamation, dated January 1, 1993 (Incorporated herein by reference from Exhibit 3(a) to the Annual Report on Form 10-K of the Corporation filed for the year ended December
                  3l, 1992 (Commission File No. 1-8014))

3.2 Articles of Amendment, dated May 25, 2001 (Incorporated herein by reference from Exhibit 3.1(b) to the Quarterly Report on Form 10-Q of the Corporation filed for the quarter ended September 30, 2001 (Commission File No. 1-8014))

3.3 By-law No. 1 of the By-laws of the Corporation, as amended November 8, 1989 (Incorporated herein by reference from Exhibit 3(g) of the Annual Report on Form 10-K of the Corporation filed for the year ended December 31, 1989 (Commission File No. 1-8014))

5.1 Opinion of Osler, Hoskin & Harcourt LLP as to validity of common shares

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Deloitte & Touche LLP

23.3              Consent of Osler, Hoskin & Harcourt LLP (Included in Exhibit
                  5.1.)

24.1 Power of Attorney of Board of Directors of Moore Corporation Limited (Dawe, Eckert, McCamus, Schipper and Stevens)

24.2              Power of Attorney of Ronald J. Daniels

99 Moore Corporation Limited 2001 Long Term Incentive Plan (Incorporated by reference from Exhibit 10.2 to the Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File No. 1-8014))


ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 15, 2002.

                            MOORE CORPORATION LIMITED


                            BY: /s/ Robert G. Burton
                                -----------------------------------------------
                                Robert G. Burton
                                President, CEO


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Robert G. Burton
----------------------------------------------        DATE:      April 15, 2002
R.G. Burton, President, CEO and Director


/s/ Mark S. Hiltwein
----------------------------------------------        DATE:      April 15, 2002
M.S. Hiltwein, Executive Vice President,
Chief Financial Officer


/s/ Richard T. Sansone
----------------------------------------------        DATE:      April 15, 2002
R.T. Sansone, Vice President, Controller
(principal accounting officer)



----------------------------------------------        DATE:      April 15, 2002
M.A. Angelson


                *
----------------------------------------------        DATE:      April 15, 2002
R.J. Daniels, Director


                *
----------------------------------------------        DATE:      April 15, 2002
S.A. Dawe, Director


                *
----------------------------------------------        DATE:      April 15, 2002
A.C. Eckert III, Director



----------------------------------------------        DATE:      April 15, 2002
J.D. Manley


                *
----------------------------------------------        DATE:      April 15, 2002
D.R. McCamus, Director


                *
----------------------------------------------        DATE:      April 15, 2002
J.W. Stevens, Director

                *                                     DATE:      April 15, 2002
--------------------------------------------------
L.H. Schipper, Director

/s/ Jennifer O. Estabrook                             DATE:      April 15, 2002
--------------------------------------------------
* By: Jennifer O. Estabrook, (as attorney in fact)